Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements Alaunos Therapeutics, Inc. (Nos. 333-129884, 333-134280, 333-142701, 333-160496, 333-167925, 333-185433, 333-199304, 333-220804, 333-228291, 333-238090, 333-241698 and 333-263983) on Form S-8 and Registration Statements (Nos. 333-134279, 333-141014, 333-162160, 333-229555, and 333-266841) ) on Form S-3 of our report, dated March 31, 2025, with respect to our audit of the financial statements as of December 31, 2024 and the year then ended and of the adjustments described in Note 3 which that were applied retroactively to reflect the July 2024 one-for-ten reverse stock split in the 2023 financial statements. Our report includes an explanatory paragraph regarding the Company’s ability to continue as a going concern. We also consent to reference to us under the heading “Experts” in such registration statements.

/s/ Cherry Bekaert LLP

Tampa, Florida

March 31, 2025